    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 4, 1998

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                           --------------------------

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                               RESPONSE USA, INC.
                 (Name of small business issuer in its charter)

            DELAWARE                            7382                           22-3088639
  (State or other jurisdiction      (Primary Standard Industrial            (I.R.S. Employer
      of incorporation or           Classification Code Number)           Identification No.)
         organization)

                               RESPONSE USA, INC.
                               11-H PRINCESS ROAD
                        LAWRENCEVILLE, NEW JERSEY 08648
                                 (609) 896-4500
         (Address and telephone number of principal executive offices)
                         ------------------------------

                               RESPONSE USA, INC.
                               11-H PRINCESS ROAD
                        LAWRENCEVILLE, NEW JERSEY 08648
                                 (609) 896-4500
(Address of principal place of business or intended principal place of business)
                         ------------------------------

                   RICHARD M. BROOKS, CHIEF EXECUTIVE OFFICER
                               RESPONSE USA, INC.
                               11-H PRINCESS ROAD
                        LAWRENCEVILLE, NEW JERSEY 08648
                                 (609) 896-4500
           (Name, address and telephone number of agent for service)
                         ------------------------------

                                   COPIES TO:

             KENNETH R. KOCH, ESQUIRE                            ROBERT H. COHEN, ESQUIRE
   Squadron, Ellenoff, Plesent & Sheinfeld, LLP           Morrison Cohen Singer & Weinstein, LLP
                 551 Fifth Avenue                                  750 Lexington Avenue
             New York, New York 10176                            New York, New York 10022
                  (212) 661-6500                                      (212) 735-8680
               (212) 697-6686 (fax)                                (212) 735-8708 (fax)

    APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ Registration Statement File No. 333-37595

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. / /

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
                        CALCULATION OF REGISTRATION FEE

                                                                MAXIMUM             MAXIMUM
       TITLE OF EACH CLASS OF             AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING      AMOUNT OF
     SECURITIES TO BE REGISTERED       REGISTERED (1)(2)       SHARE (2)           PRICE (2)          REGISTRATION
Common Stock, par value $.008 per
  share..............................       690,000              $6.50             4,485,000           $1,359.09
Gruntal Warrants (3).................        60,000              $9.10              546,000             $165.45
Common Stock, par value $.008 per
  share..............................     60,000(4)(5)            (6)                 (6)                 (6)
  Total..............................       810,000                --              5,031,000           $1,524.54

(1) Includes 90,000 shares of Common Stock, par value $.008 per share, which the Underwriters have the option to acquire solely to cover over-allotments, if any.

(2) This Registration Statement covers the registration of additional securities registered pursuant to an earlier Registration Statement, as amended (Registration Statement File No. 333-37595) with respect to 2,760,000 shares of Common Stock, 240,000 Gruntal Warrants and 240,000 shares of Common Stock issuable upon exercise of the Gruntal Warrants, and paid a registration fee of $9,174.91, $877.82 and $0, respectively, or an aggregate registration fee of $10,052.73. The maximum offering price per share and the maximum aggregate offering price are based on the offering price of the Common Stock offered hereby.

(3) Issued to Gruntal & Co., L.L.C., the lead managing underwriter.

(4) Issuable upon exercise of the Gruntal Warrants.

(5) Pursuant to Rule 416, this Registration Statement also covers such indeterminable additional shares as may become issuable as a result of the anti-dilution adjustment in accordance with the terms of the Gruntal Warrants.

(6) Pursuant to Rule 457(g), no additional registration fee is required for these shares.

    The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                   INCORPORATION BY REFERENCE OF REGISTRATION
       STATEMENT ON FORM SB-2, REGISTRATION STATEMENT FILE NO. 333-37595

    This Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, by Response USA, Inc. (the "Company") hereby incorporates by reference into the Registration Statement on Form SB-2 in its entirety the Registration Statement on Form SB-2, as amended (Registration Statement File No. 333-37595) declared effective on February 4, 1998 by the Securities and Exchange Commission (the "Commission"), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein.

                                   SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Lawrenceville, New Jersey, on February 4, 1998.

                                RESPONSE USA, INC.

                                By:  /s/ RICHARD M. BROOKS
                                     -----------------------------------------
                                     Richard M. Brooks
                                     CHIEF EXECUTIVE OFFICER, PRESIDENT, CHIEF
                                     FINANCIAL OFFICER AND CHAIRMAN OF THE
                                     BOARD

    In accordance with to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

                      SIGNATURE                                       TITLE                         DATE
------------------------------------------------------  ---------------------------------  ----------------------

                                                        Chief Executive Officer,
                                                          President, Chief Financial
                /s/ RICHARD M. BROOKS                     Officer and Chairman of the
     -------------------------------------------          Board (Principal Executive          February 4, 1998
                  Richard M. Brooks                       Officer) (Principal Accounting
                                                          and Financial Officer)

                          *                             Vice President, Chief Operating
     -------------------------------------------          Officer, Secretary, Treasurer       February 4, 1998
                  Ronald A. Feldman                       and Director

                          *
     -------------------------------------------        Director                              February 4, 1998
                    Robert L. May

                          *
     -------------------------------------------        Director                              February 4, 1998
                   A. Clinton Allen

                          *
     -------------------------------------------        Director                              February 4, 1998
                   Robert M. Rubin

                          *
     -------------------------------------------        Director                              February 4, 1998
                     Stuart Levin

                      SIGNATURE                                       TITLE                         DATE
------------------------------------------------------  ---------------------------------  ----------------------
                          *
     -------------------------------------------        Director                              February 4, 1998
                    Todd E. Herman

                          *
     -------------------------------------------        Director                              February 4, 1998
                     Bruce Luehrs

                          *
     -------------------------------------------        Director                              February 4, 1998
                  Stuart R. Chalfin

*By:                /s/ RICHARD M. BROOKS
             -----------------------------------
                     as Attorney-in-fact

                               INDEX TO EXHIBITS

EXHIBIT NO.                                               DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
     5       Opinion of Squadron, Ellenoff, Plesent & Sheinfeld, LLP
    23(a)    Consent of Deloitte & Touche LLP
    23(b)    Consent of Fishbein & Company, PC
    23(c)    Consent of Terry H. Jones, CPA
    23(d)    Consent of Squadron, Ellenoff, Plesent & Sheinfeld, LLP (contained in the opinion filed as Exhibit 5)
    24       Power of Attorney(1)

------------------------

(1) Incorporated by reference to the Company's Registration Statement on Form SB-2, as amended (Registration Statement File Number 333-37595).